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                                                                     EXHIBIT 2.1

                                 WAFERTECH, LLC
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of November 15, 2000 by and between Altera Corporation, a Delaware corporation ("Altera"), and TSMC Development, Inc., a Delaware corporation ("TSMC").

     WHEREAS, Altera and TSMC are members of WaferTech, LLC, a Delaware limited liability company (the "Company" or "WaferTech"), and parties to the Second Amended and Restated Limited Liability Company Agreement of WaferTech, LLC dated as of October 28, 1997, as amended in November 1998 and January 1999 (the "LLC Agreement");

     WHEREAS, Altera proposes to transfer to TSMC 100% of its Membership Interest in the Company, corresponding to 58,397,399 Preferred Shares (the "Interest");

     WHEREAS, the Preferred Members have unanimously consented to the transfer of the Interest by Altera to TSMC pursuant to a Unanimous Written Consent dated the same date hereof (Attachment A);

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follow:

     1.   Capitalized Terms

     Capitalized terms not otherwise defined in this Agreement have the meanings assigned to them in the LLC Agreement.

     2.   Assignment and Assumption

     In consideration of the payment of the purchase price in the amount of US$ 350,384,394 (the "Purchase Price") by TSMC as provided herein, Altera hereby irrevocably assigns, transfers and conveys to TSMC all right, title and interest in and to, and all benefits and burdens of the ownership of, the Interest.


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     3.   Payment

     TSMC shall pay the Purchase Price to Altera by the transfer of immediately available funds denominated in U.S. dollars for value before December 31, 2000 to the following account:

           Account Title: Altera Corporation
           Account Number: [*]
           Bank Name: Bank of America, NT & SA
           Bank Address: [*]
           ABA Number: 121-000-358
           SWIFT Address: BOFAUS6S

     The assignment and assumption contemplated by Section 2 of this Agreement shall become effective immediately upon receipt by Altera of the full amount of the Purchase Price in the abovementioned account. Upon receipt of the Purchase Price, Altera shall deliver to TSMC a written receipt therefore in the form of Exhibit A attached hereto.

     4.   Altera's Representations and Warranties.

     Altera hereby represents and warrants to TSMC that:

          (i) Altera has the full right, power, and authority to execute this Agreement and to sell the Interest to TSMC.

          (ii) The Interest is owned by Altera free and clear of any and all liens, encumbrances, charges, assessments and restrictions (other than restrictions on transfer imposed by the LLC Agreement and restrictions on transfer generally imposed on securities under Federal or state securities laws).

          (iii) Upon transfer of the Interest to TSMC pursuant to this Agreement, TSMC will, as a result, receive good title to the Interest, free and clear of any and all liens, encumbrances, claims, charges, assessments, and restrictions (other than restrictions on transfer imposed by the LLC Agreement and restrictions on transfer generally imposed on securities under Federal or state securities laws).

          (iv) All corporate action on the part of Altera, its directors and stockholders necessary for the authorization, execution, delivery and performance by Altera of this Agreement has been taken.

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[*] Redacted, subject to a confidential treatment request filed with the
    Securities and Exchange Commission.
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          (v)  The execution, delivery and performance of and compliance with this Agreement and the sale of the Interest hereunder will not result in any violation of, or conflict with, or constitute a default under, Altera's charter or bylaws or any of Altera's material agreements, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon the Interest being transferred.

          (vi) No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of Altera is required in connection with the valid execution and delivery of this Agreement, the sale of the Interest hereunder or the consummation of any other transaction contemplated hereby.

          (vii) (a) Altera has consulted its own independent tax advisors with respect to the transactions contemplated by this Agreement to the extent it deemed necessary and advisable; (b) Altera is not relying in any respect on WaferTech or any Managing Member, employee or other agent or representative of WaferTech to provide any advice with respect to the Federal, state, local or foreign tax consequences of the transactions contemplated hereby; and (c) Altera shall bear its own tax consequences, if any, associated with the transactions contemplated hereby and shall not seek any reimbursement in connection with any such tax consequences from TSMC, WaferTech or any of their affiliates.

     5.   TSMC's Representations and Warranties.

     TSMC hereby represents and warrants to Altera that:

          (i) TSMC has the full right, power, and authority to execute this Agreement and to purchase the Interest from Altera.

          (ii) TSMC is acquiring the Interest for its own account for investment, and not with a view to distribution.

          (iii) All corporate action on the part of TSMC, its directors and stockholders necessary for the authorization, execution, delivery and performance by TSMC of this Agreement has been taken.

          (iv) The execution, delivery and performance of and compliance with this Agreement and the sale of the Interest hereunder will not result in any violation of, or conflict with, or constitute a default under, TSMC's charter or bylaws or any of TSMC's material agreements.

          (v) No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of TSMC is required in connection with the valid


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execution and delivery of this Agreement, the purchase of the Interest hereunder or the consummation of any other transaction contemplated hereby.

          (vi) (a) TSMC has consulted its own independent tax advisors with respect to the transactions contemplated by this Agreement to the extent it deemed necessary and advisable; (b) TSMC is not relying in any respect on WaferTech or any Managing Member, employee or other agent or representative of WaferTech to provide any advice with respect to the Federal, state, local or foreign tax consequences of the transactions contemplated hereby; and (c) TSMC shall bear its own tax consequences, if any, associated with the transactions contemplated hereby and shall not seek any reimbursement in connection with any such tax consequences from Altera, WaferTech or any of their affiliates.

          (vii) (a) TSMC has such knowledge, skill and experience in business and financial matters, and is capable of evaluating the merits and risks of purchasing the Interest and the suitability thereof as an investment for TSMC;
(b) TSMC understands that the Interest has not been registered under applicable U.S. Federal or state securities laws and that no public market now exists, or may ever exist, for the Interest; and (c) TSMC is an institutional investor or accredited investor meeting the standards of sophistication normally expected of an investor in a transaction exempt from the registration provisions of the United States Securities Act of 1933, as amended, under Section 4(2) thereof or as defined in Regulation D promulgated thereunder, with respect to the purchase of the Interest.

          (viii) TSMC confirms herein that Analog Devices, Inc. and Integrated Silicon Solution, Inc. are each transferring 100% of their interest to TSMC under separate agreements and that the agreements are each identical regarding the price per share, terms, conditions and format.

     6.   Indemnities.

     TSMC shall indemnify and hold Altera harmless from and against, and shall reimburse Altera for, any and all costs (including attorneys fees and expenses), taxes, fines, penalties, damages, losses, claims, demands, liabilities, obligations, expenses, actions and causes of action relating or due to claims to which Altera may become subject relating to or as a result of its having been a Member of WaferTech that relate to periods after consummation of the transfer pursuant to Section 3 hereof.

     7.   Miscellaneous.

          (a) Further Assurances. Each of the parties agrees to promptly execute and deliver any and all further agreements, documents, or instruments necessary to effectuate this Agreement and the transaction referred to herein or reasonably requested by the other party to perfect or evidence its rights hereunder.

          (b) Survival. The representations, warranties and indemnities contained in this Agreement shall survive the transfer of the Interest made pursuant to this Agreement.


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          (c)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument, binding on the parties, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

          (d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

          (e) Expenses. Except as provided in Section 6, each party agrees to pay its own expenses in connection with this Agreement and the transactions contemplated hereby.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Altera Corporation                       TSMC Development, Inc.

By: /s/ Nathan Sarkisian                 By: /s/ illegible
    -----------------------                  ------------------------------
Name Nathan Sarkisian                    Name
     ----------------------                   -----------------------------
Its Chief Financial Officer              Its
    -----------------------                  ------------------------------

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                                                                       Exhibit A

                                     RECEIPT

     Altera Corporation ("Altera") hereby acknowledges receipt of the sum of _________________ from TSMC Development, Inc. ("TSMC") constituting full payment of the purchase price payable under the Assignment and Assumption Agreement between Altera and TSMC dated November 15, 2000. Accordingly the transfer of the Interest contemplated by the aforesaid Assignment and Assumption Agreement is effective as of the date hereof.

     IN WITNESS WHEREOF, this Receipt has been executed as of the date set forth below.

Date: ________________              Altera Corporation

                                      By:
                                          -------------------------------------
                                      Name
                                           ------------------------------------
                                      Its
                                          -------------------------------------


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                                                                    Attachment A

                     UNANIMOUS WRITTEN CONSENT AND AGREEMENT
                           OF THE PREFERRED MEMBERS OF
                                 WAFERTECH, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                               AND WAFERTECH, LLC
                                NOVEMBER 15, 2000

This Consent is executed on the date first written above by TSMC Development, Inc., a Delaware corporation ("TSMC"), Altera Corporation, a Delaware corporation ("Altera"), Analog Devices, Inc., a Massachusetts corporation ("ADI"), Integrated Silicon Solution Inc., a Delaware corporation ("ISSI"), WaferTech, LLC ("WaferTech" or the "Company") and Third Party Investors as defined in the Second Amended and Restated Limited Liability Company Agreement of WaferTech dated as of October 28, 1997, as subsequently amended in November 1998 and January 1999, by and among TSMC, Altera, ADI and ISSI (the "LLC Agreement").

WHEREAS, TSMC, Altera, ADI, ISSI and Third Party Investors are Members of WaferTech.

WHEREAS, Altera, ADI and ISSI propose to transfer to TSMC 100% of their Membership Interests in the Company and TSMC has agreed to purchase all such Interests.

The undersigned, being all of the Preferred Members of the Company, and the Company, hereby agree as follows:

1. Pursuant to the LLC Agreement, including but not limited to Sections 3.6.1 and 8.1.1 thereof, the undersigned Members hereby consent to the proposed transfers of 100% of each of their Interests in the Company as described above at the price of US$ 6 per share. The undersigned Members further agree to waive all rights they have had or may have in connection with such transfers under Section 8 of the LLC Agreement.

2. TSMC hereby consents to the continuation of the business of the Company after consummation of the contemplated transfers of Interests.

3. The LLC Agreement, the Purchase Agreement dated as of June 25, 1996 by and among TSMC, Altera, ADI and ISSI, the Registration Rights Agreement dated as of June 25, 1996 by and among the Company and the undersigned Members, as well as all agreements among the Company and the said parties relating to the Company, shall terminate with respect to each Member upon consummation of the transfers of such Member's Interests pursuant to the Assignment and Assumption Agreements between TSMC and such Member. TSMC and WaferTech confirm that they waive their rights under the non-competition provisions of Section 2.10.1 of the LLC Agreement after termination of such LLC Agreement.

4. TSMC and WaferTech represent that the proposed sale of Interests to TSMC and the provisions of Section 3 of this Consent will not violate any terms and conditions of any credit facility or other debt financings of WaferTech. WaferTech represents that it has complied with its obligations under such credit facilities or other debt financings.

5. Each party hereto hereby releases and forever discharges all other parties from any and all liability for any costs (including attorneys fees and expenses), taxes, fines, penalties, damages, losses claims, demands, liabilities, obligations, expenses, actions and causes of action, in law or in equity, known

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     or unknown, which the parties had or may have relating to or arising from the loss of WaferTech's partnership status as a result of the contemplated transfers.

The terms not otherwise defined in this Consent shall have the meanings ascribed to them in the LLC Agreement.

This Consent may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

TSMC Development, Inc.                      WaferTech, LLC

By: /s/ illegible                             By: /s/ Steve Tso
    -----------------------------                 -----------------------------
Name:                                         Name: Stephen Tso
     ----------------------------                   ---------------------------
Title:                                        Title: President
      ---------------------------                    --------------------------


Altera Corporation

By: /s/ Nathan Sarkisian
    -----------------------------
Name: Nathan Sarkisian
      ---------------------------
Title: Chief Financial Officer
       --------------------------

Analog Devices, Inc.

By: /s/ Joseph E. McDonough
    -----------------------------
Name: Joseph E. McDonough
      ---------------------------
Title: Vice President
       --------------------------

Integrated Silicon Solutions Inc.

By: /s/ Jimmy Lee
    -----------------------------
Name: Jimmy Lee
      ---------------------------
Title: CEO/Chairman
       --------------------------

Third Party Investors

By: /s/ illegible
    -----------------------------
Name:
     ----------------------------